SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2002

STC BROADCASTING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-29555	75-2676358

(Commission File Number)	(I.R.S. Employer Identification No.)

720 2nd Avenue South

St. Petersburg, Florida	33701

(Address of Principal Executive Offices)	(Zip Code)

(727) 821-7900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
ASSET PURCHASE AGREEMENT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 8, 2002, STC Broadcasting, Inc., (the “Company”) and STC License Company, a subsidiary of the Company ("License Company" and together with the Company, "Seller") entered into an Asset Purchase Agreement with Smith Television of North Dakota, Inc. and Smith Television of North Dakota License Holdings, Inc. (collectively, "Buyer") to sell substantially all the assets of KVLY, Fargo, North Dakota, KFYR, Bismarck, North Dakota and its three satellite stations KMOT, Minot, North Dakota, KUMV, Williston, North Dakota and KQCD, Dickinson, North Dakota, for $38.5 million. Payment of the purchase price will be $28.9 million in cash at closing and a note in the amount of $9.6 million. Closing of this transaction is subject to customary conditions and approval by the Federal Communications Commission. Additionally, for a period of 20 days following the execution of the Asset Purchase Agreement, Buyer has the ability to terminate the Asset Purchase Agreement, without any liability therefor, if it has been unable to obtain a binding commitment from a nationally recognized financial institution to finance the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     None

(b)  Pro Forma Financial Information.

     None

(c)  Exhibits.

2.1	Asset Purchase Agreement dated as of February 8, 2002 by and between STC Broadcasting, Inc. and STC License Company as Seller and Smith Television of North Dakota, Inc,. and Smith Television of North Dakota License Holdings, Inc. (1)

(1) Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STC BROADCASTING, INC.

Date: February 12, 2002	By:	/s/ David A. Fitz David A. Fitz Senior Vice President and Chief Financial Officer